NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST 485BPOS

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of New York Life Investments Active ETF Trust of our report dated June 25, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A (the “Funds”), which appear in New York Life Investments Active ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended April 30, 2026. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 26, 2026

Appendix A

NYLI CBRE Real Assets ETF
NYLI MacKay Core Plus Bond ETF
NYLI MacKay High Income ETF
NYLI MacKay Securitized Income ETF
NYLI MacKay Muni Allocation ETF
NYLI MacKay Muni Insured ETF
NYLI MacKay Muni Short Duration ETF
NYLI MacKay Muni Intermediate ETF
NYLI MacKay California Muni Intermediate ETF
NYLI Winslow Large Cap Growth ETF
NYLI Winslow Focused Large Cap Growth ETF